Exhibit 5.1

March 19, 2020

Aethlon Medical, Inc.

9635 Granite Ridge Drive, Suite 100
San Diego, California 92123

Ladies and Gentlemen:

We have acted as local Nevada counsel to Aethlon Medical, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an aggregate offering price of up to $25,000,000, pursuant to the two prospectuses included therein: (A) the base prospectus, relating to (i) shares (the “Base Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including any shares of Common Stock issuable upon the (x) conversion or exchange, as applicable, of any Debt Securities (as defined below) convertible or exchangeable into shares of Common Stock and (y) exercise of any Warrants (as defined below) to purchase shares of Common Stock, (ii) debt securities (“Debt Securities”) to be issued pursuant to one or more indentures, in substantially the form filed as an exhibit to the Registration Statement (each, an “Indenture”), and (iii) warrants to purchase Debt Securities or shares of Common Stock (“Warrants” and, together with the Base Shares and the Debt Securities, the “Base Securities”) issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); and (B) the sales agreement prospectus (the “ATM Prospectus” and, together with the Base Prospectus, the “Prospectuses”), relating to shares (the “ATM Shares” and, together with the Base Shares, the “Shares”) of Common Stock, with a maximum aggregate offering price of $7,495,000, issuable from time to time pursuant to that certain Common Stock Sales Agreement, dated June 28, 2016 (the “Existing Sales Agreement” and, as amended or supplemented through the date of each issuance of ATM Shares, the “Sales Agreement”), by and between the Company and H.C. Wainwright & Co. LLC, as sales agent. The ATM Shares and the Base Securities are hereinafter collectively referred to as the “Securities”. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the applicable Prospectus(es).

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectuses, (ii) the Company’s articles of incorporation and bylaws, each as amended to date (collectively, the “Governing Documents”), and (iii) such agreements (including the Sales Agreement), instruments, corporate records (including resolutions of the board of directors and any committee thereof) and other documents, or forms thereof, as we have deemed necessary or appropriate. For purposes of issuing this opinion letter, we have also obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

100 North City Parkway, Suite 1600 Las Vegas, NV 89106-4614 main 702.382.2101

bhfs.com	Brownstein Hyatt Farber Schreck, LLP

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Aethlon Medical, Inc.

March 19, 2020

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all Indentures (including any officer’s certificate or supplemental indenture relating thereto), Warrant Agreements (including each warrant certificate contemplated thereby) and any and all amendments or supplements to the Existing Sales Agreement (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (iii) each of the Securities Documents, the form of which has been filed as an exhibit to the Registration Statement, has been or will be executed in substantially the form of such exhibit; (iv) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (v) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company, the Governing Documents or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (vi) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Base Shares or other securities of the Company underlying, or issued or sold pursuant to or upon conversion, exchange or exercise of, any Debt Securities, Warrants or other agreement or arrangement), all Securities have been or will be offered, issued and sold in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing Shares and Warrants are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (vii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (viii) each natural person executing a document has or will have sufficient legal capacity to do so; (ix) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (x) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; and (xi) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to the Sales Agreement, any Debt Security or Warrant Agreement or any other agreement or arrangement, or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.                If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Base Shares, and to the extent such Base Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, including proper conversion or exchange of any relevant Debt Securities and proper exchange of any relevant Warrant to purchase shares of Common Stock, and payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, such Base Shares will be duly authorized, validly issued, fully paid and non-assessable.

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Aethlon Medical, Inc.

March 19, 2020

2.                If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Debt Securities or Warrants, such Securities will be duly authorized.

3.                If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of ATM Shares, and to the extent such ATM Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, including payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, such ATM Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP

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